Exhibit 10.4

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015
Contact at Lexington Realty Trust
T. Wilson Eglin, Chief Executive Officer
Investor or Media Inquiries
Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE
October 28, 2008
LEXINGTON REALTY TRUST ANNOUNCES
FORWARD PURCHASE BY LEXINGTON OF 3.5 MILLION OF ITS COMMON SHARES
AND ACQUISITION BY VORNADO REALTY TRUST AND WINTHROP REALTY TRUST
OF A TOTAL OF 11.5 MILLION LEXINGTON COMMON SHARES
New York, NY — October 28, 2008 — Lexington Realty Trust (NYSE:LXP) today announced that Lexington agreed to the forward purchase of 3.5 million of its common shares, and an affiliate of Vornado Realty Trust agreed to purchase 8.0 million common shares of Lexington and an affiliate of Winthrop Realty Trust agreed to purchase 3.5 million common shares of Lexington, each for $5.60 per share. The common shares were previously held by AP LXP Holdings LLC, an affiliate of Apollo Real Estate Advisors III, L.P. The settlements of the purchases are expected to occur on or about October 30, 2008.
In connection with the forward purchase, Lexington has prepaid 50% of the forward purchase price and will make floating payments during the term of the forward purchase at LIBOR plus 250 basis points per annum. The forward purchase contract is required to be settled no later than October 2011. Lexington may settle the contract by paying the balance of the purchase price and receiving the underlying shares. Alternatively, under certain conditions Lexington may elect to net-settle the contract either in cash or in shares.
In connection with the purchases, each of Vornado and Winthrop has arranged for interest-only financing at 50% of the purchase price of the common shares purchased, which financing bears interest at floating LIBOR plus 250 basis points per annum, matures in October 2011 and is secured by the common shares purchased by the holder.
About Lexington Realty Trust
Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at http://www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and

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“Risk Factors” in Lexington’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“ SEC”) on February 29, 2008 and other periodic reports filed with the SEC, including risks related to: (1) the receipt of trade confirmations and settlement of the trades described above, and (2) the consummation of the financing described above. Lexington can provide no assurances that the trades and financing described above will be consummated on the terms described above or at all. Copies of the periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe the Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “is optimistic” or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.
Source: Lexington Realty Trust